EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Subsidiaries                      Percentage Owned (1)    State of Incorporation
------------                      --------------------    ----------------------

The Peoples Bank and Trust Company        100%                   Alabama

The Peoples Agency, Inc. (2)              100%                   Alabama

Loan Express, Inc. (2)                    100%                   Alabama

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(1)  At December 31, 1999.
(2) Second-tier subsidiary, 100% owned by The Peoples Bank and Trust Company.